Exhibit 99.1

                                                                FINAL TRANSCRIPT

--------------------------------------------------------------------------------

   Conference Call Transcript

   HOOK - Q4 2007 Redhook Ale Brewery, Incorporated Earnings Conference Call

   Event Date/Time: Mar. 28. 2008 / 11:30AM ET

--------------------------------------------------------------------------------

CORPORATE PARTICIPANTS
 David Mickelson
 Redhook Ale Brewery, Incorporated - President

 Jay Caldwell
 Redhook Ale Brewery, Incorporated - CFO

 Terry Michaelson
 Redhook Ale Brewery, Incorporated - President, CBA

 Anne Mueller
 Redhook Ale Brewery, Incorporated - Director - SEC Reporting

CONFERENCE CALL PARTICIPANTS
 John Szabo
 Flintridge Capital - Analyst

 Russ Silverstan
 Analyst

 Alan Seymour
 Columbia Management Group - Analyst

 Steve Wilson
 Analyst

 John Szabo
 Analyst

 PRESENTATION

--------------------------------------------------------------------------------
Operator


Good day, ladies and gentlemen, and welcome to the Fourth Quarter 2007 Redhook Ale Brewery Incorporated Earnings Conference Call. My name is J.D. and I'll be your conference coordinator for today.

(OPERATOR INSTRUCTIONS)

I will now turn your call over to the President, Mr. David Mickelson. Please proceed.

--------------------------------------------------------------------------------
David Mickelson - Redhook Ale Brewery, Incorporated - President


Thank you, J.D.. Good morning, I want to welcome you to the Redhook Ale Brewery question and answer conference call to discuss our results for the year ended December 31, 2007 and announce the filing of our S-4 registration statement detailing the proposed merger between Redhook and Widmer Brothers Brewing Company.

Paul Shipman is unable to join the call this morning. We initially thought we'd hold this call a little bit sooner and unfortunately Paul booked some travel that could not be changed. Jay Caldwell and I will give a few brief comments and then open the call up for questions. I also have asked Anne Mueller, Director of SEC Reporting, and Terry Michaelson, current President of Craft Brands Alliance, to join us should there be any questions specific to their expertise. Before we begin I will ask Jay, our CFO, to read our Safe Harbor statement. Jay?

--------------------------------------------------------------------------------

Jay Caldwell - Redhook Ale Brewery, Incorporated - CFO

Welcome to Redhook's 2007 year-end conference call. Redhook would like to remind everyone that this call may contain forward-looking statements which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements.

Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements. For a list of factors that could cause Redhook's actual results to differ materially from those described in the forward-looking statements, please refer to the Safe Harbor statements in Redhook's most recent filings with the Securities and Exchange Commission.

Unless required by law, Redhook undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. A copy of Redhook's most recent filings with the Securities and Exchange Commission are available in the Investor Relations section of Redhook's website located at www.redhook.com.

Redhook has filed with the Securities and Exchange Commission a registration statement on Form S-4 that includes a joint proxy statement/prospectus and other documents regarding the proposed merger with Widmer. Investors and security holders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus, including any amendments or supplements to those documents, because they contain important information about Redhook, Widmer and the proposed merger.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Redhook by directing a request by email to investor.relations@redhook.com or by mail to Redhook Ale Brewery Incorporated, 14300 NE 145th Street, Suite 210, Woodinville, Washington, 98052 attention Investor Relations. In addition, investors and security holders may access copies of documents filed by Redhook with the SEC in the Investor Relations area of Redhook website at www.redhook.com.

Redhook and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Redhook shareholders in connection with the proposed merger. Information concerning the interest of these executive officers and directors in the merger, including their beneficial ownership of Redhook common stock, is included in the joint proxy statement/prospectus.

Additional information regarding the executive officers and directors of Redhook is included in the Redhook Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 26, 2008. These documents are available free of charge at the SEC's website, www.sec.gov, and from Redhook Investor Relations. Dave?

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

Thank you, Jay. In January 2007, as many of you know, Redhook announced we'd entered into discussions to join our company with Widmer Brothers Company out of Portland, Oregon. We appreciate that our investors have had to be very patient while we work diligently in the best interest of our shareholders toward a merger of the two companies. We are pleased to announce that on Wednesday March 26 we filed a registration statement on Form S-4 with the SEC, which includes the joint proxy statement/prospectus for the purpose for the proposed merger.

We now wait in anticipation for possible comments and questions from the SEC that we should receive within 30 days. In the meantime, we are continuing to work tirelessly on the integration efforts required to hit the ground running, in compliance with legal and accounting requirements, in anticipation of smooth and effective operations as one company. We remain very excited by the potential this merger brings to our shareholders and partners and look forward to a successful post-merger integration of the companies.

2008 will continue to challenge our company with unprecedented increases in our operating costs such as raw materials, freight and utility charges, in addition to the heave merger costs which Jay will discuss in a minute, and nearly $2 million related to the anticipated severance costs. We must also remind our investors of the loss of one significant excise tax exemption following the merger. This $660,000 of additional cash expense will be an annual cost of business once Widmer and Redhook can no longer both claim the first 60,000 barrels at the lower $7 per barrel excise tax rate versus the regular $18 per barrel rate. Jay?

--------------------------------------------------------------------------------

Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

Shipments for 2007 totaled 316,900 barrels, an increase of 45,300 barrels or 17% over 2006. The 45,300 barrel increase in shipments resulted from a 6,500- barrel increase from the A-B territory of the eastern and Midwestern states, a 700-barrel decrease in the CBA territory of the 13 western states, a 38,900-barrel increase in contract brewing of Widmer Hefeweizen and an increase in 600 barrels from other sources, primarily our pubs and dock sales.

These shipments lead to net revenue of $41.469 million in 2007 compared to $35.714 million in 2006, an increase of 16.1%. This was helped by increases in the revenue per barrel in the A-B territory of 4% over 2006 but offset by a net decline per barrel in CBA territory and a decline of 4% on draft barrels sold under our contract arrangement with Widmer. Bottled products were sold to Widmer on a contract basis for the first time in 2007 so there are no comparables with 2006. However, the price per barrel was significantly below wholesale pricing.

Unfortunately this increase in volume did not translate into higher margins. While the increased volume of contract brewing helped Redhook absorb volume to our overhead, the pricing was at or near break even, which impacted our overall gross margins. Redhook sales to CBA are made at a contract price as are Widmer sales to CBA. The contract price is based on a formula tied to the prior sales and does not take into consideration the rapid increase in raw material prices, particularly those we saw for hops, barley, malt and wheat in the second half of 2007.

As a result, Redhook sales to CBA were essentially at break even and relied upon CBA's benefits from increased wholesale and retail prices to generate sufficient margin to make the channel sales performance profitable. As a result, gross margin declined by $111,500 compared to 2006 or by 2.1% of net revenue. CBA's combination to Redhook increased by $171,000 in 2007 when compared to 2006, which did not fully make up for the increased production costs in 2007. We believe this was in part due to CBA's investment in the post merger national sales strategy.

Redhook's operating expenses increased by $1,993,000, of which $584,000 related to merger expenses and $227,000 were attributable to the cost of successfully complying with certain Sarbanes-Oxley requirements for the first time. In addition, other salaries increased $463,000 and marketing and promotional expenses increased $552,000.

The 2007 results have been impacted directly and indirectly by the proposed merger between Redhook and Widmer. Redhook will be the surviving accounting entity. As a result, all external merger costs incurred since the beginning of the fourth quarter of 2007 have been capitalized and will be treated as transaction costs if the merger is approved. The total external merger costs capitalized by Redhook through December 2007 were $153,700.

In addition, Redhook has expensed $584,200 in internal marginal costs related to the merger through the end of 2007. In addition, we expect to incur significant costs during 2008 associated with the merger, including estimated severance costs of approximately $2 million and costs associated with the integration of the companies' IT systems. In accordance with FAS 5, accounting for contingencies, Redhook's portion of these items will be expensed in the first quarter of 2008. Primarily as a result of the aforementioned factors, lower gross margin, merger costs and other increases in operating expenses, net income declined by $1,455,700 compared to 2006, resulting in a net loss of $939,500.

Redhook's liquidity does remain strong, we paid off our long-term bank debts in the fourth quarter of 2007 and negotiated a new arrangement with Bank of America on what we believe to be favorable terms. As of December 31, 2007 Redhook had over $5.5 million in cash and $5.7 million in working capital with only $46,000 in interest bearing debt. There have been no draw downs against the new bank facility. Since Redhook is the surviving accounting entity under the provision of FAS 141 business combinations, Widmer expensed all external merger costs they incurred. In 2007 this amount was $1,553,800. Widmer will continue to expense merger-related costs during 2008 as incurred.

Redhook is expanding the capacity of its Portsmouth brewery in 2008 to be ready for the production of new products on the east coast in anticipation of a successful merger. This expansion is currently under way and is planned in two phases, expected to be completed in the third and fourth quarters of 2008. The expansion consists of adding 12 400-barrel fermenters, four 400-barrel bright tanks, four 200-barrel bright tanks and associated upgrades in piping, delivery systems, refrigeration and automation controls. The expected costs of the upgrades is expected to be 6,100,000 and is expected to bring an additional 80,000 barrels of capacity online in Portsmouth when completed.

Turning our attention to the S-4 and the consolidated pro forma financial statements, I want to comment that the financial statements reflect the elimination of the small brewer's exemption at both the federal level and the state level for Washington. All inter-company transactions between the existing legal entities of Redhook, Widmer and CBA have been eliminated but the estimated merger costs, including severance, IT integration and additional merger costs have not been included, nor have the expected benefits associated with the elimination of duplicative general and administrative functions, harmonized production schedule and a unified national sales and marketing force been considered. Dave?

--------------------------------------------------------------------------------

David Mickelson  - Redhook Ale Brewery, Incorporated - President

Clearly significant increases in raw materials have hit our industry in a manner not experienced before. Breweries are considering a variety of moves in reaction to the need to improve performance. Some brewers are being forced to change recipes because they can't secure certain hops, even at prices up to ten times higher than where the market was a year ago. Others have implemented or are considering significant price increases.

Redhook and Widmer will weather the storm thanks to well established long-term relationships with vendors and some protection through hop futures. We are not insulated from rising prices but we are better insured against supply issues. While we believe some of these prices may begin to normalize some later in the year, the short-term impact will be significant. We will evaluate and execute pricing strategies on a market-by-market basis.

2008 will reflect a focus on successfully integrating the two companies of Redhook and Widmer. Assuming the merger is approved, we believe we have a very powerful portfolio of products, including national leaders in Wider Hefeweizen, Redhook's Long Hammer IPA and ESB. Additionally we have the valuable partnerships with Kona Brewing Company and Goose Island Beer Company that are realizing tremendous potential in growth. Through execution of strategies with our eye on the challenging operating environment, we intend to leverage our strengths and improve our financial performance. Let's open up the call for questions.

QUESTION AND ANSWER

--------------------------------------------------------------------------------
Operator


(OPERATOR INSTRUCTIONS)

Your first question will be from the line of John Szabo with Flintridge Capital. Please proceed.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Thanks for the taking the question and good morning. Actually I have a fairly lengthy list of questions so maybe I'll start with a few top down items and then get back in queue. But I guess the first is really directed to Terry. In reading through the S-4 and looking at the background of the transaction, it mentioned that this was originally discussed as a partly cash deal and I think there was something to the effect of the immediate liquidity needs of Widmer. Could you just talk about that and then what happened in between that allowed for an all-stock deal?

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

John let me weigh in briefly, this is Dave, let me weigh in briefly and then, Terry, you please feel free to chime in. Yes the original transaction did involve a significant cash component and Terry will elaborate on that. I think through the course of the negotiations I think the owners down at Widmer took on some different list priorities and some different things that became even more important to them in the evaluation of how to bring the two companies together. And they just decided to make a change in how that was presented to our directors a few months later. And that was something that our directors at Redhook reacted very favorably to as part of getting the deal put together. So Terry, if you'd like to elaborate more.

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA


Yes I can. I think as people look at these deals and evaluate what's best for their shareholders, they obviously evaluate a number of different scenarios. And Widmer we certainly did that. But I think the original thinking on Kurt and Rob's part was that they had family members and investors that had been in the Company for a long period of time. Widmer had a successful growth pattern, obviously created a lot of value and they were looking at how to return some of this value to those shareholders that had invested and had confidence in Kurt and Rob over time.

And I think as we looked at that evaluation process, we reached a point where I think Kurt and Rob felt very comfortable this strategy going forward and that in the transaction there are always a number of things that you're evaluating. But in the form that we finally ended at with the structure of how it was going to be managed and organized and going forward, they felt that there probably was going to be more value in a stock-for-stock transaction and certainly as a public entity the shareholders would have the availability going forward for liquidity if they chose that. So I really think to some extent is probably is somewhat a vote of confidence from Kurt and Rob and their shareholders in what they believe can be attained going forward.

--------------------------------------------------------------------------------

John Szabo  - Flintridge Capital - Analyst

Thanks, that's very helpful. Maybe just a follow up on that, you know at the beginning of the discussion regarding the background of the transaction it was noted that I guess the genesis of the deal really was from the Widmer side considering an offer, or maybe that's too strong a word, but considering the transaction from a third party that would have involved taking a stake in Widmer and a cash purchase of Redhook. Without naming names, could you characterize the nature of that investor? Was it a strategic investor? Was it maybe something more along the lines of a private equity investor? Or just maybe elaborate a little bit on what was going through your mind there.

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Okay and that's directed at me again?

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Yes, Terry.

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

You know I don't want to obviously go into the specifics, I think when you look at these things it was somewhat of a typical equity investment strategy that we looked at. Certainly we looked at candidates that we felt would fit strategically. I think at the end of the day we believe that this company has the best success with Redhook and Widmer aligned around a strategy that we both feel fit the operating needs of the market.

When we look at the strategy we're really looking at what are we going to do in this market that's going to provide value through the sales chain that really differentiates us from our competition. And sometimes bringing in outside equity investors they have other agendas that certainly have to be related to their return that could get in the way of those kinds of things. So I think as we explored it we felt that this structure would allow us to operate and be the most successful going forward.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay that helps. Terry, this was really the first time that investors have had a pretty clear view on Widmer's financials. And I guess my impression is the revenue growth has certainly been very impressive and in certain years the return on equity has been equally impressive. I guess I was wondering if maybe you could talk a little bit about how Widmer approaches the capital investment process.

You elected to build out the Portland facility, Redhook is talking about building out Woodinville even further and I guess one sort of concern that I would have over time is are you going to get an adequate return on those investments. So it might help Redhook investors understand how the Widmer side of things thinks about return on capital and how you go through that process in terms of evaluating capacity expansion.

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Okay, yes, when Widmer looks at this, I think as anybody in this industry looks at this, really to create a model that works in the craft industry where you can produce the kind of profitability and shareholder return that would be expected, you really have to look at one, maintaining a sustainable revenue growth. This is an industry, and you can look at what's happening in the market at this point, if you're not growing and if you're not maintaining your kind of market share position, there's always the potential that you could flatten out and actually go backwards, which makes it very hard then to have an operating model in the marketplace where you've got to sustain those sales work.

The other component of it that you talked about is an operating model on the gross margin side where you can have capacity utilization and efficiencies that you can maintain a gross margin that works in the marketplace. And there are obviously, as Dave said, a lot of pressures on that. So Widmer historically has looked at that very, very carefully and approached it from a number of different angles. But from our standpoint at the core of this is the majority of the cost for a brewery from the craft side goes into the brewhouse and initial construction. Widmer put in a brewhouse that was sized for ultimate capacity to 500,000 barrels at this entity, which is reflected in the documents that you have.

So as we looked at this going forward, although there were some significant investments that we needed to be made at this point, we believe those investments will allow us to leverage significantly off the brewery in the long run and actually, as we get utilization and capacity up with the growth that's happening, that we'd be able to leverage off that at an even higher level than we had historically. Because the more barrels that go through brewery obviously the more cost effective it becomes.

So I think what you've looked at in the last two years is probably the most difficult margin position Widmer had been in because actually the brand grew a lot faster than was originally anticipated, which is a good standpoint certainly for market share. But it did make it difficult from managing the brewery utilization and that's where obviously the contract brewing with Redhook came in and some other avenues. So when we look at this we look at how are we going to increase our productivity per barrel, our gross margin per barrel going forward. And in our mode, adding the capital to fully build out this facility was the best way to do that.

As we go forward we certainly can talk about historically what's happening from a return on investment, but as we evaluate internally those are certainly things that we consider very carefully.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Right. So I guess --

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

Excuse me, John, this is Jay. Just one point of clarification, in your question you mentioned expanding Woodinville as well. We are not expanding Woodinville, we're expanding Portsmouth.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

I'm sorry, I misspoke.

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

The thing I wanted to add to that too is that I think if you go back to the history on the Redhook side, we were growing very rapidly for a number of years in the '90s. And we hit where we built out Portsmouth, and we've talked about this over the years a lot, that we built out Portsmouth well in advance of having the volume to plug in to that and starting from ground zero and how challenging it was to get that brewery operating at a level that paid for it.

We learned a lot in those days and I think what has clearly been in evidence now is that, since that bit of learning curve here as well, you can see that Widmer went to great lengths to get enough volume generated over the last two years by utilizing the Redhook Brewery, by exploring opportunities at Anheuser-Busch, by doing and juggling. And we even produced, and we talked about that we produced some product for Widmer for the western markets in our Portsmouth facility where we just got hammered by freight obviously.

So the idea of building ahead isn't something that's done as readily as it has been, in Redhook's history anyway, I think they got a great level of volume to build into that brewery now that it's just about to come online. Similarly for us in Portsmouth, the expansion there is a sign of what we believe will be a very near-term requirement. It will be based on what we want to do nationally as an integrated new company. So we view those expansions as big positives.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Right and I appreciate those comments. I think, and maybe this will be the last question and then I'll get back in queue, but as an investor looking in, well first all that strategy on the HOOK side, while it's produced positive free cash flow and you have a tremendous balance sheet, it hasn't necessarily translated into GAAP net income. And as I look at the combined company, now we're going to have quite a bit of capacity and while the growth is still there, further growth is really going to be necessary to get to a level where you could make say a 15% ROE. Based on the numbers I saw in the S-4 that would require about $17 million of net income.

So Terry, I'd be curious in your perspective on this, the top rationale on the Widmer side for this merger was this national sales strategy. Perhaps you could talk a little bit about what that would entail and the potential that you see from having a nationwide brewing capacity as well as distribution force.

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Okay. As we look at this marketplace what we recognize is it's changing significantly, the craft industry and the high-end industry. And if you look back ten years it was a number of very small players that really were getting the market, the retailers, the wholesalers to really experiment and look at the brands, try different styles of beer. Over the last ten years things have changed dramatically as there's been success in it and we're getting much more sophisticated competitors, the craft consumer is getting more brand loyal, they're still looking for a variety of brands, but they're getting more brand loyal.

So when you look at the consolidation in the marketplace, what you're seeing is a lot of the major players, the bigger players, are getting the growth. So as Widmer looked at this, we really looked at the challenges of what it was going to take to maintain our position, our market position, in the market and do that in a way as we look at it that the model worked, that we could produce profitability, that there was enough volume in specific regions to leverage off the resources we were going to spend to sell it and market it. And secondly to make certain that we had enough utilization of our facilities, that there was enough capacity going through.

So as we looked at this on a national basis, we took all of that into consideration and we evaluated what we saw as distribution gaps on a national basis. And we looked at that by region and we looked at by sales channel. So if you look at data from the IRI that's available nationally and you look at where Sam Adams is in terms of distribution off-premise, and you look at where the Redhook and Widmer brands are, we saw a tremendous amount of opportunity.

But we also felt that based on our portfolio, we were offering what the market was looking for, a breadth of brands that had some brand awareness and some trust, a wide portfolio that met the style needs, breweries and capacity utilization on both coasts, a network -- a wholesaler network that was, we felt, gave us a value advantage and we felt systems and organization that we had started to build in CBA and in the Redhook territory that could really support that.

We believe that all adds up to some value advantages for us in the market that in this combined entity, we're going to be able to take advantage of and from our standpoint, that's going to be very targeted, it's not going to be trying to be everything to everyone, it's going to be looking at regions and channels. So when Widmer looked at this, we took that all into consideration and realized that it was -- there were certainly some risks in looking at a national strategy, but we felt that the benefits far outweighed that and that on a regional basis that we weren't going to be able to maximize our potential.

--------------------------------------------------------------------------------
John Szabo - Flintridge Capital - Analyst

And you've already spent on that part of the increase in the SG&A that we saw last year was in advance of this strategy? Or is that really more to come?

--------------------------------------------------------------------------------
Terry Michaelson

I think that there were, again, targeted expenditures in -- to allow us to compete in some of the channels that we felt maybe we hadn't been as historically strong in. So we did add some significant resources to our national accounts, which are the people that call on the Safeways, the Costcos, those areas. So we did spend against that.

We also spent in some regions that we knew were going to be competitive and are also very important to us. I think what was important for us as we look at this going forward is that we establish a model that can attain sustainable growth. And I think that we've shown over time that that can happen. But also can support what happens to happen on the revenue side. Because volume growth without revenue growth doesn't matter and for CBA, in 2007, our revenue growth was substantially more than our volume growth. We took some price increases that you can see from what occurs in the financials that really, we believe, is going to benefit the Company long-haul.

--------------------------------------------------------------------------------

John Szabo

Yes. Just one follow-up on that. I was a little surprised because I'm looking at the Widmer numbers and I think your volume was up, I think, like 7% or something like that. But your revenue was up 22%. Was that all on mix and price? Or was something that I'm missing there?

--------------------------------------------------------------------------------
David Mickelson

Mix and price would have a lot to do with it, John. But virtually -- most of it, I believe, because we have continued to get some additional distribution on the package side of the business, which will deliver the higher revenue per barrel. And then the pricing adjustments were significant.

--------------------------------------------------------------------------------
John Szabo

Okay. I'll jump off and I'll get back in.

--------------------------------------------------------------------------------
Operator

And there are no more questions.

--------------------------------------------------------------------------------
David Mickelson

K.D.?

--------------------------------------------------------------------------------
Operator

Yes there are no -- we do have a question from [Russ Silverstan].

--------------------------------------------------------------------------------
David Mickelson

Thank you.

--------------------------------------------------------------------------------
Russ Silverstan Analyst

Hello?

--------------------------------------------------------------------------------
David Mickelson

Good morning, Russ.

--------------------------------------------------------------------------------
Russ Silverstan Analyst

Hello. Two questions. One, where did the capacity utilization run in the fourth quarter for Redhook? And second question is, I mean, what can you do to get gross margins higher, given --?

--------------------------------------------------------------------------------

David Mickelson

Well first off, a couple of good questions. The capacity utilization percentage is a very challenging number to come up with because each product we produce has such a wide variability in terms of the time it takes to produce it.

When we produce, either under license or through contract brewing, the Hefeweizen, the Widmer Hefeweizen, for instance, it's a product that is made much quicker through the brewery and yet when we're producing, say, in an IPA, it takes much longer.

I think in the Q4 overall, based on the general numbers that we provide, typically, ideal brewing scenarios, we were at about 63% of capacity in the fourth quarter for Redhook alone. But that does tend to get skewed somewhat. And then of course the seasonality is a big factor in the fourth quarter. Jay, did you want to add something?

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

Yes, in terms of gross margin, I think a couple of things. I think part of the gross margin picture that Redhook presents is complicated by our relationship with CBA, where we sell at a discounted price and the retail and wholesale price increases are reflected in CBA's revenue and we ultimately end up with a profit share of that. But it doesn't show up in our revenue line.

Going forward, one of the things we'll try to educate the investment community is to split out the -- or give more insight into the gross margin by sales channel. So you can get a clearer picture, as we head into the merger, of what the running rate gross margin is that can be expected going forward.

In terms of improving the gross margin, I think we've done a very good job, as has Widmer, of securing future contracts to guarantee supplies of the key materials that go into the beer, at favorable prices compared to what informally we understand the many other players in the industry are doing.

The harmonized production, once we can get all three breweries operating on basically the same production schedule, will also help because the stops and starts of a production run are expensive. We are also investing in some technologies that will improve the yield and the cost of the production of the beer, such as yeast propagation systems and we're looking at ways of improving our filtration loss, which will translate to higher gross margins.

So in the first quarter, since we haven't talked about this in any of the previous documents, I can't give you a lot of specifics, but we will try in the first quarter 10-Q to start giving an analysis of the gross margin by channel to give you a better picture of how that's going to work going forward.

--------------------------------------------------------------------------------
Russ Silverstan Analyst

I mean, can this business generate 15% gross margins? I mean -- ?

--------------------------------------------------------------------------------
David Mickelson

Excuse me? I didn't hear that.

--------------------------------------------------------------------------------
Russ Silverstan Analyst

What -- I mean, what -- I guess, what's the target gross margin that you guys come up with?

--------------------------------------------------------------------------------
David Mickelson

That's a tough -- right now, we --

--------------------------------------------------------------------------------

Russ Silverstan Analyst

I won't ask it. I'll make one last --

--------------------------------------------------------------------------------
David Mickelson

(inaudible) obviously as high as we can get. But we clearly see that just through -- during the busy times and when we're looking and isolating, for instance, our Portsmouth operations, it doesn't include the western CBA related thing. We can obviously achieve a much higher gross margin.

--------------------------------------------------------------------------------
Jay Caldwell

Yes, one thing we have said and -- is that the contract brewing and the sales to CBA are about at break even.

--------------------------------------------------------------------------------
David Mickelson

In the future, we have this as one organization that we're definitely looking forward to an income statement that is generated for one company.

--------------------------------------------------------------------------------
Russ Silverstan Analyst

All right. Well I have one last question and then a comment after that. But is there any reason why you guys would turn down any contract brewing if -- in the current time? And second of all, as a shareholder, I don't know for two or three years now plus, you have a lot of assets. The stock price is trading below book value. Nothing has really been done for shareholders.

I mean, this merger is taking longer than companies ten times this company's size. I'd just plead with you as CEO and CFO to think of shareholders and how you might be able to deliver value by either unlocking some of the assets or produce a return consistent would be nice. I mean, I know you're working for that, but given that the assets are so great and the stock price is at a significant delta from the value of the assets, I would plead with you again to find a way to unlock those. So yes.

--------------------------------------------------------------------------------
David Mickelson

I would agree that we need to -- we have a mission in front of us to improve our performance and we don't take that lightly. We know that our shareholders have had to wait a long time for this merger to be executed. But I know that both Boards as well as the management on both sides are anxious to execute a policy once -- a strategy once these two companies are brought together to deliver what you're asking for. Because we appreciate --

--------------------------------------------------------------------------------
Russ Silverstan Analyst

Show the results. I mean, there's been a lot of talk and there's no results. That's the bottom line.

--------------------------------------------------------------------------------
David Mickelson

Okay.

--------------------------------------------------------------------------------
Russ Silverstan Analyst

And I had the question in terms of the contract brewing. Is there any reason why you'd be turning it down?

--------------------------------------------------------------------------------
David Mickelson

There's no reason to turn down good contract brewing opportunities. We evaluate them. If their pricing is not sufficient or adequate, we don't explore them further. We have times in the year of which there's slack production availability because of the seasonality, but there are times during the year that we have not had any available capacity, so to commit to a contract brewing relationship at pricing that is lower than selling of our own products, in the summertime we would be displacing higher margin products for lower volume -- for lower margin products.

So we don't have that excess capacity historically in summer months to be able to commit to long-term contracts unless we can see the profitability from them as being material enough to displace or to accelerate expansion. So -- but we always look at the opportunities as they come up.

--------------------------------------------------------------------------------
Russ Silverstan Analyst

All right. Thank you.

--------------------------------------------------------------------------------
Operator

Your next question is from the line of Alan Seymour of Columbia Management.

--------------------------------------------------------------------------------
Alan Seymour  - Columbia Management Group - Analyst

Hi. I've got a couple of questions, if I might. The first one, if I understand it correctly, the merger-related costs here have been expensed by Widmer, but capitalized by Hook? Is that --?

--------------------------------------------------------------------------------
Jay Caldwell

A portion I think, capitalized by Hook since fourth quarter.

--------------------------------------------------------------------------------
Alan Seymour  - Columbia Management Group - Analyst

Since the fourth quarter? Okay. All right. And that's substantial. So essentially -- and that'll get -- flow through in the first quarter, if I'm not mistaken, right?

--------------------------------------------------------------------------------
Jay Caldwell

Well --

--------------------------------------------------------------------------------
Alan Seymour  - Columbia Management Group - Analyst

Or a substantial portion of it?

--------------------------------------------------------------------------------
Jay Caldwell

The portion capitalized by Hook will essentially be transferred to goodwill when the merger is completed. It will not be expensed.

--------------------------------------------------------------------------------
Alan Seymour  - Columbia Management Group - Analyst

And then amortized over a period of time?

--------------------------------------------------------------------------------
Jay Caldwell

Goodwill is not amortized.

--------------------------------------------------------------------------------

Alan Seymour  - Columbia Management Group - Analyst

Great.

--------------------------------------------------------------------------------
Jay Caldwell

So any internal costs, merger related costs, that Redhook incurs, will be expensed as we incur them.

External merger costs, such as legal, valuation experts, certain costs associated with the proxy statement, will get capitalized and will go to -- eventually go to goodwill once the merger is completed. All costs that Widmer incurs, both internal and external, do get expensed as incurred.

--------------------------------------------------------------------------------
Alan Seymour  - Columbia Management Group - Analyst

Okay. I guess the point being we won't see the real profitability of Widmer probably until the second half of '08, I would gather?

--------------------------------------------------------------------------------
Jay Caldwell

That's correct.

--------------------------------------------------------------------------------
Alan Seymour  - Columbia Management Group - Analyst

That's correct. Okay. And let's see. I guess one of the questions I have is related to a couple of things. It's related to -- you mentioned there's a change in the tax on the barrels. And you're having an increased costs on your raw materials. And can you talk a little bit about how you perceive the consumer elasticity related to price increases? And maybe you could fold in with that some thoughts about the competitive positioning versus imports?

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

That's a very good question. I think I'll ask -- or I'll talk about that a little and then ask Terry to chime in as well. The environment is such that we are seeing competitors looking at price as a vehicle to increase their performance and Redhook and Widmer are no exception. We are evaluating those opportunities all over. And it's a challenging environment to be in because you don't want to lose those customers that may decide they need to trade down. At the same time, I think other opportunities are out there that are allowing people to trade into the craft segment.

So there is a point, we believe, in which people aren't going to buy the six pack. But again, we still think there's tremendous value in what we're providing and the pricing mechanism probably doesn't take us out of the realm of reasonableness, but I think you are seeing some bears out there that are $8 and $9 and even $10 a six pack. And typically obviously there is the issue of raising those prices and ending up with less volume. Terry?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Yes, I think as Dave indicated, at this point, we're looking at that very carefully in each market. What we are hearing from consumers who run focus groups is they see this as an affordable luxury. This is something special to them where they can get something that they feel is very enjoyable, they can get some variety, and they expect to pay a premium price and what we've found over time in fact that supports to some extent that value of the product.

There certainly is a price point at some point where we're going to reach a ceiling where they feel less comfortable. I honestly think we're helped to some extent by the fact that high-end spirits and high-end wine are also very popular and a part of many of these consumers' alcohol consumption set. And that sets a ceiling far above where beer is. And I think they're looking at it more as a high-end consumption, alcohol consumption item rather than just a beer item, which changes it.

Regarding the craft and imports, craft has been growing faster than imports over the last couple of years. Imports are still very strong, but at this point, what we're hearing from the consumers as we do focus groups is the fact that they are looking for something that provides a little bit more variety and a little bit more complexity of flavor. And although the imports have great brands, they don't tend to be as differentiated in terms of the product styles.

--------------------------------------------------------------------------------
Alan Seymour  - Columbia Management Group - Analyst

Okay. That brings me to the second question and that is can the Widmer guys maybe talk a little bit about how they think about the branding of the product a little bit in terms of -- obviously -- and I think there was an allusion to a number of consumers now are starting to make their brand decisions if you will and how you think a bout that in terms of getting those beer drinkers, both new and ongoing, over time, in terms of thinking about your brand?

--------------------------------------------------------------------------------
Terry Michaelson

That's a very good question. And it's a very complicated one because obviously you're talking about some subjectivity in terms of what's compelling to a consumer. But what we have done is a lot of consumer research, where we sit down and talk to them. Some of that's done online, some of it's focus groups. Because we do see this as a branding business.

Now at the center of that brand proposition is quality beer and we believe that's always going to be the most important aspect of it. So as long as we're producing quality and unique variety, we think that's going to help it be compelling. But the second piece of that is the consumer wants to relate to a brand that has some relevance to them, that they believe in the story.

At Widmer, we're really utilized the story of [Kurt and Rob] as brothers who basically took a risk to follow this passion of theirs and the love of beer and it's something that's resonated. With Kona, it's a pretty literal connection in terms of a pint of paradise and that whole wine connection. And what we've been doing with Redhook, and I think you'll see that in some of the advertising and the promotion stuff that's coming out, has really been trying to listen to consumer and connect to a lot of the things that people look at historically with Redhook.

And I think if you look at what's happened in the last year with some of the branding changes that we've been evolving with Redhook, I think the Long Hammer is a good example of that, that we gave some character to a very great beer that has some very solid success and with that rebranding the beer in that brand has exploded. And I think that's a good indication of how we'll look at this process going forward and how we'll try to grow these brands.

--------------------------------------------------------------------------------
Alan Seymour  - Columbia Management Group - Analyst

By the way just an editorial, I think that's absolutely correct. On the rebranding of Long Hammer. Anyway --

--------------------------------------------------------------------------------
David Mickelson

Thank you.

--------------------------------------------------------------------------------
Alan Seymour  - Columbia Management Group - Analyst

Let's see, there was one other question I had, but I can't remember it now. Anyway, that's sufficient. Thank you very much.

--------------------------------------------------------------------------------
David Mickelson

Thank you.

--------------------------------------------------------------------------------
Terry Michaelson

Thank you.

--------------------------------------------------------------------------------

Operator

Your next question is from the line of [Steve Wilson].

--------------------------------------------------------------------------------
Steve Wilson Analyst

Good morning. Thanks for taking the call.

--------------------------------------------------------------------------------
David Mickelson

Good morning, Steve.

--------------------------------------------------------------------------------
Steve Wilson Analyst

I have two questions. Jay, you commented about, I think the expansion in New Hampshire. Could you just repeat those figures as far as the cost and the amount of barrels being added?

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

Yes. The total cost is estimated at $6.1 million for the entire expansion. And we are expecting to bring on about 80,000 barrels of capacity.

--------------------------------------------------------------------------------
David Mickelson

The thing with that total cost, there are some upgrades that are being required in the East. For instance, we're expanding our waste treatment facility to the next step for ultimate capacity. It's a one step incremental jump that was -- is a requirement in the Northeast to do. So we're adding that.

The fermentation and the tanks, the expansion of Phase I, which is about $5 million, is related purely to the expansion of fermentation. So it's tanks, bright tanks, which are filtered tanks before packaging, racking, and then all the related valves and pumps and plumbing and refrigeration and things that will put those in place.

--------------------------------------------------------------------------------
Steve Wilson Analyst

So this will take you, total capacity, over 300 in New Hampshire?

--------------------------------------------------------------------------------
David Mickelson

It'll take us, again, it's really challenging. We've always talked about our capacity at Portsmouth or Woodinville being 250,000 barrels. And that is normalized capacity. Seven days a week, 12 months of the year, which we just don't have. So -- and it also depends on what the product mix is.

So if we're doing -- we're doing a lot of Hefeweizen in that we produce quicker than we can have the capacity, go north of 300,000 barrels. We're doing a lot of specialty beers and smaller volume products, we're going to be in the low to mid-200,000 barrel range. So the 80,000 expansion is an estimate based on a normal brewing schedule.

--------------------------------------------------------------------------------

Jay Caldwell

And I would -- it certainly helps us during the summer at our peak demand and helps us with the multiple products. During the winter, which is slow I think for every brewer, it's a slow season for every brewer, it wouldn't necessarily be as helpful. But it is going to really allow us to expand what we can produce out of Portsmouth and particularly as we're able to secure rights to producing more of the brands.

--------------------------------------------------------------------------------
Steve Wilson Analyst

Okay. But upon -- let me just make sure I understand. The completion of this project, the theoretical 250,000 barrels number, will need to be adjusted?

--------------------------------------------------------------------------------
Jay Caldwell

We will have to go back and do those calculations. And yes, it will probably get adjusted upwards. Yes.

--------------------------------------------------------------------------------
David Mickelson

Because of the anticipated product mix, we probably will be adjusting that upwards.

--------------------------------------------------------------------------------
Steve Wilson Analyst

Okay. Okay. Because I initially thought that the $6 million for another 20,000 barrels of capacity was awfully expensive. I didn't realize it was 80,000 barrels.

--------------------------------------------------------------------------------
David Mickelson

Yes. That's correct.

--------------------------------------------------------------------------------
Steve Wilson Analyst

That's it. Thanks.

--------------------------------------------------------------------------------
David Mickelson

Thank you, Steve.

--------------------------------------------------------------------------------
Operator

Your final question is from the line of [John Szabo]. Please proceed.

--------------------------------------------------------------------------------
John Szabo Analyst

Thanks. It wasn't clear from reading the S-4, but it -- will AB vote on this deal?

--------------------------------------------------------------------------------
David Mickelson

Yes, AB will have to vote on the deal. For sure. Yes. We have some -- we have to slightly tweak the distribution agreement a little because it's one entity now. And that's progressing very, very satisfactorily, but -- and they -- I think their signatures are on record, on the S-4 document.

--------------------------------------------------------------------------------

John Szabo Analyst

Okay. And then so just to follow-on on the distribution agreement, should we expect no material changes to what's currently in place in terms of the economics?

--------------------------------------------------------------------------------
David Mickelson

Correct. Correct.

--------------------------------------------------------------------------------
John Szabo Analyst

Okay. Okay. I didn't get the -- I missed the Sarb-Ox number for Hook. What was the amount that was spent on Sarb-Ox for --

--------------------------------------------------------------------------------
Jay Caldwell

$227,000.

--------------------------------------------------------------------------------
Jay Caldwell

Yes.

--------------------------------------------------------------------------------
John Szabo Analyst

$227,000 expensed?

--------------------------------------------------------------------------------
David Mickelson

And it --

--------------------------------------------------------------------------------
John Szabo Analyst

Did Widmer spend any money on Sarb-Ox preparation in '07?

--------------------------------------------------------------------------------
David Mickelson

We'll let Terry answer that. But I would expect very little in 2007, but they will have to in 2008.

--------------------------------------------------------------------------------
John Szabo Analyst

Great.

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

That's correct. There wasn't anything at all really spent in 2007, it'll all be in 2008.

--------------------------------------------------------------------------------
John Szabo Analyst

And do you have an estimate of what you're going to need to spend?

--------------------------------------------------------------------------------

Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

We're still in the midst of finalizing that at this point. It -- my expectation is is that it'll probably be in the range of what Redhook spent based on how quickly all of the work is going to have to be done. But we're still finalizing that.

--------------------------------------------------------------------------------
John Szabo Analyst

Okay. Were there any severance expenses already incurred at either Widmer or Hook in 2007?

--------------------------------------------------------------------------------
Jay Caldwell

Redhook did experience some severance costs. I believe it was on the order of $50,000 or $60,000.

--------------------------------------------------------------------------------
John Szabo Analyst

Okay. And probably nothing on the Widmer side then?

--------------------------------------------------------------------------------
Terry Michaelson

No.

--------------------------------------------------------------------------------
Jay Caldwell

No.

--------------------------------------------------------------------------------
John Szabo Analyst

Okay. Okay. So I guess -- I'm just going down my list of questions, so they may be not in any particular order here. But so if I'm trying to understand what the Woodinville capacity will be -- or I guess let me back up and say, the amount of volume that you need to fill at Woodinville would be roughly 128,000 barrels. Is that right?

--------------------------------------------------------------------------------
David Mickelson

We're looking around here.

--------------------------------------------------------------------------------
John Szabo Analyst

Well --

--------------------------------------------------------------------------------
Jay Caldwell

To replace the contract brewing?

--------------------------------------------------------------------------------
John Szabo Analyst

Well, yes. Well -- so -- I'm sorry, maybe I asked that question poorly. But Widmer's bringing on, what? 210,000 barrels of new capacity? You're doing 82,000 barrels with them now, is that right?

--------------------------------------------------------------------------------

Anne Mueller  - Redhook Ale Brewery, Incorporated - Director - SEC Reporting

Yes.

--------------------------------------------------------------------------------
David Mickelson

Yes. Terry, I don't think we initially are starting with 210,000 barrels of additional capacity, is that correct?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

That's correct. That -- it has the ability to go up that much, but only half of the tanks came on. So the fermentation tanks.

--------------------------------------------------------------------------------
John Szabo Analyst

Okay. All right. So --

--------------------------------------------------------------------------------
David Mickelson

And add a building to building in Portland.

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

So I think as we look at 2008 and we look at Woodinville and Widmer, the effort is going to be made to balance the volume in a way that maximizes the overall capacity utilization efficiency of the breweries.

So we don't obviously anticipate utilizing all of the capacity in 2008, but with the growth we're certainly hoping we can make a dent in that. But we also believe there's a way to balance the product mix where we're shifting from a lot of those, as we look at this as one entity, that certainly can have a positive impact on what the margin looks like based on the capacity that we've having going through it.

--------------------------------------------------------------------------------
John Szabo Analyst

So whether it's improved efficiencies from a brewing standpoint or a transportation arbitrage, I guess, for lack of a better word, what do you think the margin pick up may be from the combined entity brewing more efficiently?

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

Boy, that's a tough question to answer, John.

--------------------------------------------------------------------------------
John Szabo Analyst

Well I mean, is it a point? Is it five points? Is it -- I'm just ball parking it. I mean, on the margin line.

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

To increase our gross profit --

--------------------------------------------------------------------------------

Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

I think the thing -- while Dave's working on that, what Jay, the thing I can say, and I think that Jay has talked about it, is looking at the model that we -- that you've been looking at in the CBA territory, the margins for both Redhook and Widmer are not reflective of what a combined entity looks like.

So as you're talking about the margin improvement, it really doesn't relate to how the breweries have looked at over the last two years. So the margins that you're seeing the breweries have now, part of that margin has belonged to CBA, so it's been a fragmented margin model.

--------------------------------------------------------------------------------
John Szabo Analyst

Right. Okay. Fair enough. So I just wanted to go back to the severance expense here, the -- I think in one of the documents, it was noted that the severance costs would be $5.7 million and I guess later in the document, it looks like the $2 million that you referred to this call was maybe the cash component.
Is that accurate?

--------------------------------------------------------------------------------
Jay Caldwell

Well, now the $5.7 million, I believe, that you're referring to is the total merger expenses that are expected to be incurred in 2008, of which severance is a part of it.

--------------------------------------------------------------------------------
John Szabo Analyst

Oh. I see. Okay. Is that all cash or -- ?

--------------------------------------------------------------------------------
Jay Caldwell

First of all, okay, it was '07 and '08, but yes, all those expenses are cash expenses.

--------------------------------------------------------------------------------
John Szabo Analyst

What else are you going to spend in cash? I mean, I looked at the severance packages that you laid out and I just eyeballed it. I mean, half of it, roughly, was accelerated investing in options. So I can't imagine that's all going to be in cash. I mean are there more --

--------------------------------------------------------------------------------
Jay Caldwell

Here, again, out of the $5.7 million, roughly, about 1,600,000 of it was incurred in 2007 as part of the merger expenses already.

--------------------------------------------------------------------------------
Anne Mueller  - Redhook Ale Brewery, Incorporated - Director - SEC Reporting

By Widmer.

--------------------------------------------------------------------------------
John Szabo Analyst

Yes.

--------------------------------------------------------------------------------
Jay Caldwell

That was by Widmer. An additional $850,000 has been incurred by Redhook, in 2007 as part of the merger expenses already.

--------------------------------------------------------------------------------

Anne Mueller  - Redhook Ale Brewery, Incorporated - Director - SEC Reporting

By Widmer.

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

That was by Widmer. An additional $850,000 has been incurred by Redhook of which $584,000 I believe was expense and the rest was on our balance sheet. We've got about $2 million in severance costs, we have various IT integration costs, Sarbanes-Oxley costs and then continued legal and accounting and independent appraisal costs that'll be incurred during the first two quarters as we get to the closing point of the merger. And the estimate of those ends up totaling $5.7 million.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

But some of that's already been paid right?

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

Oh, yes, absolutely.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

So I guess where I'm going with this is, you know you're talking about spending $6 million for expansion in New Hampshire, you're going to have several million, maybe $3 million, in cash expenses in '08 for the deal. I don't know what Widmer's CapEx numbers are but you're going to have to generate a fair amount of cash, or borrow I would guess, to fund all of this. Am I missing anything there?

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

Well I understand where you're going. I'm trying to quickly add up here but I think the cash expenses relating to the merger, including the severance, that have not have been incurred to date are about $3.3 million. Yes Widmer has a major expansion going on with the brewery. In the S-4 we estimate that to be I believe between $20 million and $23 million, is that the --?

--------------------------------------------------------------------------------
Anne Mueller  - Redhook Ale Brewery, Incorporated - Director - SEC Reporting

$24 million to $26 million.

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

$24 million to $26 million.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

But a lot of that's already been paid too right?

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

The majority of that has already been paid and if you look at their financial statements for December 31st you will see that as well as the associated bank debt. We do believe between the companies that we have secured adequate bank debt to fund the operation going forward, and Redhook have a large amount of cash on the balance sheet, as we previously discussed. We think we're able to finance the operation through the borrowing and ongoing cash flow out of the operations.

--------------------------------------------------------------------------------

John Szabo  - Flintridge Capital - Analyst

Okay. You know one thing I noticed was that there was an ability of either party to terminate the deal if it were not closed by March 31st. I'm assuming that since you've filed the S-4 I shouldn't be too worried about the fact that that date is going to pass pretty quickly.

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

No, I wouldn't be concerned. Anne, is there any technical extension?

--------------------------------------------------------------------------------
Anne Mueller  - Redhook Ale Brewery, Incorporated - Director - SEC Reporting

It'll be addressed, there will be some amendments that will be filed but the original agreement and plan --

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

Okay, that was the original.

--------------------------------------------------------------------------------
Anne Mueller  - Redhook Ale Brewery, Incorporated - Director - SEC Reporting

The merger said that, yes.

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

Yes, the original merger, the plan didn't say that. There will be some amendments to the S-4 that will incorporate that but there is no reason to be concerned that both parties aren't committed to this going forward.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay. I noticed Redhook mentioned that the Company reduced the brewing assets by about $716,000 in '07 for lost keg fees of forfeitures of deposits. Was that actually run through the income statement as an expense?

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

No, that is not run through the income statement, it's reflected as a reduction of keg deposits, which is a current liability, and fixed assets.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay. You know on the Widmer side, Terry I guess this is directed to you, I notice that you must have done some brewing with A-B. Can you talk a little bit about that experience and what you might have learned from that and how that might fit with any future growth plans?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Yes, when we recognized that there would be a potential shortage of combined capacity between Woodinville and Portland, we had discussions with Anheuser-Busch about the potential of using them to bridge that gap in the summer months. And they were actually enthusiastic about it, from the brewer's side they saw it as an interesting challenge so we worked with them on that. And I think that there was a lot of collaboration on it, I think it well especially for the amount of time we had to look at it.

We look at that as an interesting thing that was worthwhile for exploring. We don't know if that's something that could actually be anticipated in terms of us utilizing it long term. But we think those are the kinds of things, as a go-forward entity, that we're going to have to explore and test so that we can evaluate how that may fit in.

Because hopefully we continue to grow and over time we get to a point where we've got to make a larger capacity decision than what we have now and that may be an option that we have to consider at that point. But we consider it a success. Again, it was meant as a test and only as a stop gap for that issue that we had in 2007.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay, thanks, that's helpful. Terry, do you happen to know was there a dollar amount that you could pinpoint for us in terms of expenses that would have related to the expansion of your brewery? So I mean for example obviously you had higher interest expense to fund it, but were there other expenses that related to that expansion that went through the income statement in '07?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Honestly I don't think we've calculated all the expenses. We certainly know the tangible expenses that you talked about in terms of interest and those kinds of things. We actually have been evaluating from what we look at as how it changed from our normalized operation. So for instance, there were more overtime there were hours because we were managing a very complex capacity situation where what we brewed here, what we sent to other places was a moving target for us.

So that we know that there were aspects of it that were impacted there, we're looking at beer loss which was a little bit higher than it had historically been, which would come out of a work environment like we were in. So what I can tell you is there are some soft costs, we haven't completed I think what would be an evaluation that I would feel confident in sharing with you. We're confident that this is the tangible amount spent outside what we normally would have. But then we're moving it like that.

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

If I may interrupt here, Terry, excuse me. I think a lot of the cost, John, that I've discussed with Widmer, are the type of costs that Terry has talked about with production scheduling and shipping the beer from remote locations to get it to the customers. The actual cost of building the brewery should all be capitalized, including the interest associated with the debt that was incurred. So it is more of the soft cost that Terry was talking about that would go through the income statement.

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Thanks, Jay, that's correct.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Well there had to be some higher depreciation expense on that though right?

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

Well the expansion of the brewery has not gone into service yet, therefore --

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Oh, right. Okay, that's right, got it. Terry, if I could just ask, I read about the Widmer compensation plan and I actually thought it was pretty interesting and well thought out. I guess what struck me, and maybe you could help me with this is, the way it was set up with this [8] time EBITDA minus the long-term debt at year-end, putting that plant expansion into place would have, I would guess, knocked off that bonus target, just given the amount of debt that was coming on without a corresponding increase in revenue and earnings. Did you adjust for that when you were setting up this compensation plan? Or did you just know that the amount of bonus compensation was going to be down that year?

--------------------------------------------------------------------------------

Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

We knew that those kinds of things would take away from the bonus plan on those years, that the people wouldn't hit the targets on those years. And the structure was set up to track with what we saw as shareholder value. So if the shareholder value was going up in a year in a tangible way and it exceeded what had historically happened, we were going to reward the executives for that and it was built to build that model.

In that year where there's a lot of debt, what we recognize is that the shareholders are waiting for the return on that expenditure so that we didn't want to reward the executives in that time period. So it's a model that really in a lot of ways is a little bit like a phantom stock plan that tracks with what may happen with the value of a stock.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

So maybe going back to my original question about your capital program, I would imagine that you take it pretty seriously as someone who's got some compensation on the line as to whether or not the plant expansion is going to make sense down the road. Because I mean it took some money out of your pocket last year.

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

That's exactly right. I mean I do want to make certain that it's clear that at this point I work for CBA so I'm no longer a part of the Widmer compensation plan, what you see for me was an historical payment that was owed from past performance. But there are executives that are now involved with Widmer that that's certainly a core piece of it, including the VP of Brewing Operations who was running the project. His compensation, Sebastian Pastore, is tied directly to that.

But you are right, aligning the compensation around those kinds of things makes certain that people, when they're evaluating that, evaluate that very closely and how that will impact the potential to increase the value of the Company and potential bonuses for people long term. So those decisions are all made in that context.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay, I appreciate that. Terry, maybe you could talk a little bit about the Kona brand and how that relationship fits together. I'm a little confused as to you've got this alternating proprietorship relationship and then I think separate from that you have a licensing agreement. Is that the correct structure? And then where do you think ultimately this brand could go in terms of volume potential?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Okay. You are correct in terms of how it's structured. The alternating proprietorship is a brewing arrangement that allows them to basically lease our facilities, from a contractual standpoint, to brew and maintain their small brewer's excise tax rate. Because they don't have the brewing capacity on the islands to fill their need there and it's, as you can imagine what the shipping costs would be, prohibitive to do that. So we have that brewing relationship.

And then we did create a licensing agreement with us that gives us the rights or the brand nationally. There's been a very strong growth of that brand, as shown historically in the last financials, and we think that it has a lot of potential going forward. I certainly don't want to put numbers out there at this point. We are expanding it into some eastern markets at this point and we're pleased with the initial results.

But we think, if we go back to what I was talking about before in terms of brand value and validity and having something compelling, we think Kona fits that and we think the performance to date shows that. And we think it could be a very strong contributor.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

And did I do the math right that basically half of the total shipment increase from Widmer in 2007 was from the Kona product, is that roughly correct?

--------------------------------------------------------------------------------

Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

That's roughly correct.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay. And you would still I guess characterize Kona as in the early stages of its growth? Or is that --?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Yes, we've really only had it on the mainland for three years and so we really only have a look that really is meaningful over the last couple of years, because it obviously takes a while to get distribution. Those distribution gains are continuing to come at this point so we're now just seeing it in some markets at a place where the distribution penetration is enough to really look and evaluate what its strength is in the market.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay. Is there a big difference in the economics on that alternating proprietorship versus the licensing agreement? And I'm assuming the licensing agreement is where the big potential is, right?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Correct.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

And then the alternating proprietorship is really just more like a straight contract brewing deal right?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Yes. I mean if you were going to compare it to something, that's what it would compare to. Again, this is an agreement that is unique in that it really is Kona utilizing our facility. We charge them fees for that but they're actually utilizing it which makes them the brewer of record, not Widmer.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay. All right so that's going to be limited to whatever their specific volume needs are?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Yes.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

And the licensing agreement is going to be driven by how aggressively you can grow the brand on the mainland?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Correct.

--------------------------------------------------------------------------------

John Szabo  - Flintridge Capital - Analyst

Yes, okay. I notice that you entered into a new agreement with Kona last September, was there any material change in the terms of that agreement?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

No, there really wasn't.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

And how about on the Goose Island side? It seemed like from some of the numbers it didn't look like it didn't progress much in '07 versus a short 2006. Is there anything we should make of that?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

No. Goose Island is a very strong brand and we have an investment in them at this point. They're going through some substantial growth and we feel very good about what's happening long term. And I think they're also investing in that process so at this point we're pleased with the relationship and how it's progressing.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay, but there wasn't a big change in the economics to Widmer year over year, at least from what I could tell, right?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

No. You're correct.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

And what would it take for that to change?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Well I think again it's very much like what we talked about. And I think that's an important thing to understand is that with growth businesses obviously you go through periods where you're investing, you hit a stage where you're able to leverage off of that. And I think Widmer had a very strong period of time, I think Good Island's had a very strong period of time.

And then you see that next level of opportunity and at that point there is some investment around that in terms of market resources, those kinds of things that allow you to then take that leap to the next stage. And so I think that Goose Island is going through that at this point and we would anticipate, based on the way they run their business and the growth that's occurring, that we hope that that will return, their profitability will increase just the way that Widmer's has historically and growth companies do as they go through these stages.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Right. I mean, it's what like you're going through with basically a step function, right?

--------------------------------------------------------------------------------

Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

That's exactly right.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay. So you feel pretty good longer term that that could be a good relationship. As you put these two companies together, I guess the way I think about it is reflective of the new name of the Company. This Craft Brands, do you see other brands out there that might look to this combined entity to say, hey, this would be a way to expand my business and do you think you could be adding more to the portfolio over time?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

You know, I think we're going to look at this market very carefully in terms of what provides the value in the sales channel. And we take that very, very seriously. We understand in order for us to be successful and to grow at the rates that we want to grow at, we're got to make certain we're providing the right portfolio in a marketplace. So I think we wouldn't close any option out at this point, but I think we're going to be very, very careful with how we go about it.

I think we feel very good about the brands we have now but going forward, if we need to change our product portfolio within the Redhook and Widmer brands, we'll do that. If we see something in a marketplace that we think really adds to the value of what we're producing we'll be aggressive at looking at that. And so I think rather than say we think that's a core piece of it, I think what we want to send a message of is we're going to be very, very aggressive in making certain our portfolio is unique and adds a differentiated value in the marketplace.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

You know, Terry, in looking at Widmer's numbers from a revenue standpoint, I mean it really is amazing you basically went from $25 million to almost $80 million in revenue. What do you attribute that success to? I know this might be hard, but what do you do better than other companies that haven't grown as rapidly, is it understanding the market and consumer preferences? What is it that's allowed you to be so successful?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Well I wish I could just say it's brilliant management. I think it's a number of things, I think the Widmer Hefeweizen is a very unique product that I think we have had benefit from that. I think having a great product that again is differentiated in the marketplace is very good. But I do think that we've been very, very diligent at understanding what business we're in. You know this is the beer business, this is very different than the large domestic premium beer business and there's a fashion component to this.

So we take the branding element of this very carefully and very significantly. And we've been very willing to listen to the feedback from the marketplace and be aggressive at responding to that. So there's times where we may think something should resonate, that we should stick with it and the market's just not accepting it and we're diligent about reacting to that.

The second piece is that we understand the sales channel, the retailers and the wholesalers are our customers and we've got to make a difference to them. So we've been aggressive at targeting where we can spend resources that make a difference.

And I think in any business it really comes down to how effectively you target your resources against the things that make the difference in the marketplace and I think we've gotten better at that over time, we've been very strategic.

And honestly we've made some mistakes, but I think we've been very quick to react to those and maybe that's made a difference. I think some craft breweries have been more conservative and that has maybe not been willing to evolve as much. So I think some of it has to do with that and I'd have to give ourselves credit for it. And some of it has to do with the luck of having a great product that really resonated.

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

One thing to add, I agree completely Terry, one thing I want to add though just in terms of that overall growth rate. You do have to consider that the CBA numbers are consolidated into those Widmer numbers.

--------------------------------------------------------------------------------

John Szabo  - Flintridge Capital - Analyst

Sure, understood.

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

So that incorporates the sales of the portfolio.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Right. Terry, as you look at Redhook and its brands, what do you consider the potential to be longer term for the Redhook product portfolio?

--------------------------------------------------------------------------------
Terry Michaelson  - Redhook Ale Brewery, Incorporated - President, CBA

Well the Redhook brand really is, from our standpoint, it's a great brand. When we've done our market research we've got tremendous feedback from the market in terms of awareness and all of that. I think the Redhook brand in some markets, like any brand, and again as we're talking about this being a branded business and having that fashion element of it so there are some cycles, in some areas some of the products had reached a maturity level in terms of the cycle and weren't as compelling.

So I think what we've been able to do, both on the east and the west coast, is work together and look at that and start taking that great awareness and connection that the consumers have to it and start elevating some other products besides ESB to a place that creates that excitement.

So I think we're very enthusiastic about what's been created with the Long Hammer, there are some nice things happening with some of the seasonals. So we think this is a great brand platform that, with some more unique branding, we can make some of those products come alive.

And it may not be that ESB is the leader in terms of the brand that it's been historically, but that's not necessarily a negative thing because it rejuvenates it with other brands. So we're positive about it, we think the performance over the last part of 2007 where Long Hammer really grew very significantly and the brand had some nice growth is really reflective of what we think the potential is going forward.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay, thanks. I guess the remaining questions I have are mostly financial and mathematical. Maybe I could just handle that off line with Jay if that's okay, Dave?

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

No, I think that's fine if it's anything that we feel needed to be announced we can always track it down and publish an 8-K. So that would be fine, that would be a good thing.

--------------------------------------------------------------------------------
John Szabo  - Flintridge Capital - Analyst

Okay, great. Thanks, I appreciate you taking the questions.

--------------------------------------------------------------------------------
David Mickelson  - Redhook Ale Brewery, Incorporated - President

Thanks, John.

--------------------------------------------------------------------------------
Operator


And there are no more questions.

--------------------------------------------------------------------------------

David Mickelson  - Redhook Ale Brewery, Incorporated - President

Well I just want to thank you all for attending this morning. We have lots to do ahead of us, we're very excited about our prospects and we'll work hard on it and talk to you in a couple of months. Thank you.

--------------------------------------------------------------------------------
Jay Caldwell  - Redhook Ale Brewery, Incorporated - CFO

Thank you.

--------------------------------------------------------------------------------
Operator

Thank you for your participation in today's conference. This concludes our presentation, you may now disconnect. Have a great day.

--------------------------------------------------------------------------------

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

(C) 2005, Thomson StreetEvents All Rights Reserved.

--------------------------------------------------------------------------------